Exhibit 10.49

PROMISSORY NOTE

Spheric Technologies, Inc. agrees to pay to Joseph Hines the amount of $10,000.00 upon demand after September 30, 2009 for value received with no interest noted. This liability is to be paid in US dollars or equivalent and should be considered a general obligation of the Company.

By	/s/ Michael Kirksey
Michael Kirksey
Its:	Vice President
Date:	May 1, 2009